UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : August 4, 2022

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2022, Intrepid Potash, Inc. (the “Company”) and certain of its subsidiaries entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) with the lenders party thereto, and Bank of Montreal, as administrative agent, which amended certain terms of the Amended and Restated Credit Agreement, dated August 1, 2019 (as amended, the “Credit Agreement”).

Pursuant to the Second Amendment, the Credit Agreement was amended to, among other things, (i) increase the total commitments under the Credit Agreement by $75.0 million, resulting in total commitments increasing to $150.0 million, (ii) extend the maturity date to August 4, 2027, (iii) transition from LIBOR to SOFR (Secured Overnight Financing Rate) as a reference rate for borrowings under the Credit Agreement, with borrowings under the Credit Agreement bearing interest at (x) the Adjusted Term SOFR (as defined in the Credit Agreement) plus an applicable margin of 1.50% to 2.25% per annum or (y) the Base Rate plus an applicable margin of 0.50% to 1.25% per annum, in each case based on the Company’s leverage ratio as calculated pursuant to the Credit Agreement, and (iv) amend certain other provisions (including financial covenants) to be more favorable to the Company.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Second Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1†	Second Amendment to Amended and Restated Credit Agreement, dated August 4, 2022, by and among Intrepid Potash, Inc., the subsidiaries party thereto, the lenders party thereto, and Bank of Montreal, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†  Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: August 9, 2022	By:	/s/ Matthew D. Preston
Matthew D. Preston
Chief Financial Officer